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                                                                    EXHIBIT 99.4

PROXY

                             MCKESSON CORPORATION

                           Proxy for Special Meeting
                          1:00 P.M., February 9, 1998

       Solicited on Behalf of the Board of Directors of the Corporation

The undersigned, whose signature appears on the reverse side, hereby constitutes and appoints Mark A. Pulido, Ivan D. Meyerson and Nancy A. Miller, and each of them, with full power of substitution, proxies to vote all stock of McKesson Corporation which the undersigned is entitled to vote at the Special Meeting of Stockholders to be held in the Franciscan Room at the Ana Hotel, 50 Third Street, San Francisco, California, on February 9, 1998, and any adjournments thereof, as specified upon the matters indicated on the reverse side, and in their discretion upon any other matters that may properly come before said meeting.

You are urged to specify your voting preference by marking the appropriate box, SEE REVERSE SIDE, but you need not mark any box if you wish to vote in accordance with the Board of Directors' recommendation. The above named proxies cannot vote your shares unless you sign and return this card.

                                                                ----------------
                                                                SEE REVERSE SIDE
                                                                ----------------


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[X] Please mark your
    votes as in this
    example

   This proxy when properly executed will be voted in the manner directed below. If no direction is given, this proxy will be voted FOR the following proposal.
-----------------------------------------------------------------------------
     The Board of Directors Recommends a Vote FOR the Following Proposal.
-----------------------------------------------------------------------------

1. Approval of the issuance of shares of McKesson Corporation ("McKesson") common stock, par value $0.01 per share, in the merger of AmeriSource Health Corporation ("AmeriSource") with and into McKesson in accordance with the Agreement and Plan of Merger dated as of September 22, 1997, as amended, by and among McKesson, Patriot Acquisition Corp., a newly formed, wholly owned subsidiary of McKesson, and AmeriSource.

   FOR      AGAINST   ABSTAIN
  [   ]      [   ]     [   ]


   Signature             (Signature, if held jointly)           Date:      1998
            -------------                            -----------    ------

   Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.